UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 20, 2010

NEOPROBE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-26520	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

425 Metro Place North, Suite 300, Columbus, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; CompensatoryArrangements of Certain Officers.

Employment Agreements with Executive Officers

On December 20, 2010, Neoprobe Corporation (the “Company”) entered into employment agreements, to be effective January 1, 2011, with: (a) Brent L. Larson, the Company’s Senior Vice President, Chief Financial Officer, Treasurer and Secretary; (b) Anthony K. Blair, the Company’s Vice President, Manufacturing Operations; and (c) Frederick O. Cope, Ph.D., the Company's Senior Vice President, Pharmaceutical Research and Clinical Development. On November 15, 2010, the Company entered into an employment agreement with Mark J. Pykett, V.M.D, Ph.D., the Company's Executive Vice President and Chief Development Officer.  Mr. Larson and Dr. Cope are "named executive officers" as that term is defined in Item 402(m)(2) of Regulation S-K promulgated under the Securities Act of 1933, as amended (“Item 402”). The employment agreements between the Company and Messrs. Larson and Blair, and Dr. Cope, have stated terms of 24 months, each commencing January 1, 2011, and terminating December 31, 2012.  The employment agreement between the Company and Dr. Pykett has a stated term commencing November 15, 2010, and terminating December 31, 2011. The following is a description of the substantially identical material terms of the aforementioned employment agreements.

Each employee receives an annual base salary as set forth on the schedule filed herewith as Exhibit 10.2, which schedule sets forth the material details in which each individual employment agreement differs from the form filed herewith as Exhibit 10.1. Each employee may also receive an annual bonus at the discretion of the Board of Directors of the Company, in accordance with any bonus plan adopted by the Company’s Compensation, Governance and Nominating Committee (the “Committee”). The employment agreements also provide for the employees’ participation in the Company’s employee benefit programs, stock based incentive compensation plans and other benefits as described in the form of employment agreement filed herewith as Exhibit 10.1.

In the event of termination of an employee for “cause” (as that term is defined in the form of employment agreement filed herewith as Exhibit 10.1), all salary, benefits and other payments shall cease at the time of termination, and the Company shall have no further obligations to the employee. If an employee resigns for any reason other than a “Change of Control” (as that term is defined in the form of employment agreement filed herewith as Exhibit 10.1) as described below, all salary, benefits and other payments shall cease at the time such resignation becomes effective. If an employee dies or his employment is terminated because of disability, all salary, benefits and other payments shall cease at the time of death or disability, provided, however, that the Company shall continue to provide any of Drs. Cope and Pykett or Messrs. Blair and Larson, with such health, dental and similar insurance or benefits as were provided to Drs. Cope and Pykett or Messrs. Blair and Larson, respectively, immediately before his termination, for the longer of 12 months after such termination or the full unexpired term of his employment agreement.

In the event of the termination of any of the aforementioned employees by the Company without “cause,” the Company shall, at the time of such termination, pay to the employee the respective severance amount set forth on Exhibit 10.2, together with the value of any accrued but unused vacation time, and the amount of all accrued but previously unpaid base salary through the date of such termination. Additionally, the Company shall continue to provide Drs. Cope and Pykett or Messrs. Blair and Larson, with the benefits provided to each pursuant to the Company’s employee benefit plans for the longer of 12 months or the full unexpired term of his employment agreement.

The Company also must pay severance, under certain circumstances, in the event of a Change of Control. The employment agreements provide that if there is a Change in Control and an employee is concurrently or subsequently terminated (a) by the Company without cause, (b) by the expiration of the term of his employment agreement, or (c) by the resignation of the employee because he has reasonably determined in good faith that his titles, authorities, responsibilities, salary, bonus opportunities or benefits have been materially diminished, that a material adverse change in his working conditions has occurred, that his services are no longer required in light of the Company’s business plan, or the Company has breached his employment agreement, the Company shall pay the employee the appropriate Change of Control severance set forth on Exhibit 10.2, together with the value of any accrued but unused vacation time, and the amount of all accrued but previously unpaid base salary through the date of termination and shall continue to provide to any of Drs. Cope and Pykett or Messrs. Blair and Larson, the benefits provided to them pursuant to the Company’s employee benefit plans for the longer of 12 months after such termination or the full unexpired term of his employment agreement.

Each employment agreement also contains non-competition and non-solicitation covenants. These covenants, as described in the form of employment agreement filed herewith as Exhibit 10.1, are effective during employment and for a period of 12 months following termination of employment.

The foregoing description of the employment agreements between the Company and Drs. Cope and Pykett or Messrs. Blair and Larson, is qualified in its entirety by reference to the full text of the form of employment agreement, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

2011 Cash Bonus Goals for Executive Officers

The Committee has approved the award of cash bonuses to the executive officers listed in the table below, to be paid in the first quarter of 2012 in amounts to be determined by the Committee upon achievement of the following corporate bonus objectives established by the Committee, and subject to reduction if the goals are not achieved:

•	Achievement of specified 2011 annual revenue and gross margin goals for the Company’s medical device and radiopharmaceutical product lines, subject to 20% reduction of bonus if not achieved.
•
Completion of Phase 3 clinical activities for Lymphoseek, a proprietary radioactive lymphatic mapping targeting agent being developed by the Company, and the successful filing of a new drug application with the United States Food and Drug Administration (the "FDA") for Lymphoseek, subject to 40% reduction of bonus if not achieved.

•
The successful development and implementation of a clinical development plan and strategy for a product utilizing the Company's RIGS® technology, with either the FDA or the European Medicines Agency (“EMEA”), the centralized regulatory agency for the European Union, subject to 30% reduction of bonus if not achieved

•	Discretionary bonus, equal to 10% of the total bonus objective.

Messrs. Bupp and Larson, and Dr. Cope, are "named executive officers" as that term is defined in Item 402. The final amount of any cash bonus to be paid to the executive officers will be subject to the determination of the Committee at a meeting to be held after the delivery of the financial statements of the Company for the year ending December 31, 2011, and adjusted by the weighting percentage, if any, of the overall corporate objectives which were not achieved.

Name	Position	2011 Maximum Cash Bonus Amount

David C. Bupp	President and Chief Executive Officer	$150,000

Mark J. Pykett, V.M.D., Ph.D.	Executive Vice President and Chief Development Officer	$97,500

Frederick O. Cope, Ph.D.	Senior Vice President, Pharmaceutical Research and Clinical Development	$65,000

Brent L. Larson	Senior Vice President, Chief Financial Officer, Treasurer and Secretary	$45,000

Anthony K. Blair	Vice President, Manufacturing Operations	$35,000

Principal Executive Officer Base Salary Adjustment and Restricted Stock Grant

Pursuant to the terms of the Employment Agreement, effective January 1, 2010, between the Company and David C. Bupp, the Company’s President and Chief Executive Officer (the “Bupp Employment Agreement”), on December 20, 2010, the Board of Directors of the Company (the “Board”) approved an increase in Mr. Bupp's base salary from $355,000 to $400,000 per year. The Board also approved the grant of 300,000 restricted shares of the Company’s common stock to Mr. Bupp. The Company granted the restricted stock in accordance with the provisions of the Neoprobe Corporation Second Amended and Restated 2002 Stock Incentive Plan. In connection with the grant of the restricted stock, the Company entered into a restricted stock award agreement with Mr. Bupp in the form attached as Exhibit 10.3 to the Company’s Current Report on From 8-K filed January 9, 2008. Pursuant to the terms of the restricted stock agreement, the restricted stock shall vest upon the approval by the FDA of a clinical program for a product utilizing the Company's RIGS® technology, or the approval of the marketing authorization for a RIGS® technology product by the EMEA, or, in the event of the termination of Mr. Bupp's employment with the Company without "cause," at the end of the "Term," or in the event of a "Change of Control," as those terms are defined in the form of the Bupp Employment Agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated January 1, 2010.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number		Exhibit Description

10.1	*
Form of Employment Agreement. This Agreement is one of four substantially identical employment agreements and is accompanied by a schedule which identifies material details in which each individual agreement differs from the form filed herewith.

10.2	*	Schedule identifying material differences between the employment agreements.

*Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neoprobe Corporation

Date: December 27, 2010	By:	/s/ Brent L. Larson
Brent L. Larson, Senior Vice President and Chief Financial Officer